UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 1, 2007

AURIGA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
2029 Century Park East, Suite 1130
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

(678) 282-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

        On February 23, 2007, the board of directors (“Board”) of Auriga Laboratories, Inc., a Delaware corporation (the “Company”) adopted, effective as of March 1, 2007, a Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics specifically applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and any person performing similar functions, as well as employees, officers and directors of the Company and its subsidiaries. The Code of Ethics sets forth written standards that are reasonably designed to deter wrongdoing and to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Company; (iii) compliance with applicable governmental laws, rules and regulations; (iv) prompt internal reporting of violations of the Code of Ethics to an appropriate person identified therein; and (v) accountability for adherence to the Code of Ethics.

        The foregoing description of the Code of Ethics contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such document filed as Exhibit 14.1 herewith. The Code of Ethics is also available on the Company’s website, located at http://www.aurigalabs.com, under the tab “Investors—Corporate Governance.”

SECTION 8—OTHER EVENTS

Item 8.01.	Other Events.

        I.    Audit Committee. On February 23, 2007, the Board adopted, effective as of March 1, 2007, a Charter for the Audit Committee of the Board of Directors (the “Audit Charter”), which Audit Charter supersedes the previous charter in effect for the Audit Committee of the Board. The Audit Committee of the Board presently consists of the following members: Brian Alleman (Chairman), Steven C. Glover and Trevor Pokorney. Each of the members of the Audit Committee of the Board are “independent” within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and each of the members are able to read and understand fundamental financial statements. In addition, the Board has determined that Mr. Alleman meets the SEC’s definition of an “audit committee financial expert.”

        The Audit Charter is available on the Company’s website, located at http://www.aurigalabs.com, under the tab “Investors—Corporate Governance” and is incorporated herein by reference.

        II.    Nominating and Corporate Governance Committee. On February 23, 2007, the Board adopted, effective as of March 1, 2007, a Charter for the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Charter”), which Nominating Charter supersedes the previous charter in effect for the Nominating and Corporate Governance Committee of the Board. The Nominating and Corporate Governance Committee of the Board presently consists of the following members: Brian Alleman (Chairman), Steven C. Glover and Trevor Pokorney. Each of the members of the Nominating and Corporate Governance Committee of the Board are independent within the rules of the SEC.

        The Nominating Charter is available on the Company’s website, located at http://www.aurigalabs.com, under the tab “Investors—Corporate Governance” and is incorporated herein by reference.

        III.    Compensation Committee. On February 23, 2007, the Board adopted, effective as of March 1, 2007, a Charter for the Compensation Committee of the Board of Directors (the “Compensation Charter”), which Compensation Charter supersedes the previous charter in effect for the Compensation Committee of the Board. The Compensation Committee of the Board presently consists of the following members: Brian Alleman (Chairman), Steven C. Glover and Trevor Pokorney. Each of the members of the Compensation Committee of the Board are independent within the rules of the SEC.

        The Compensation Charter is available on the Company’s website, located at http://www.aurigalabs.com, under the tab “Investors—Corporate Governance” and is incorporated herein by reference.

        IV.    Other Corporate Governance Standards. On February 23, 2007, the Board also adopted a set of Corporate Governance Principles and a Statement of Policy on Securities Trading by Company Personnel and Consultants, both of which are effective as of March 1, 2007. Both of these documents are available on the Company’s website, located at http://www.aurigalabs.com, under the tab “Investors—Corporate Governance.”

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit
Number	Document

14.1	Auriga Laboratories, Inc. Code of Business Conduct and Ethics.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURIGA LABORATORIES, INC.
Date: March 1, 2007	By: /s/ Charles R. Bearchell
Charles R. Bearchell
Chief Financial Officer

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